EXHIBIT 4.4

AMENDED AND RESTATED ESCROW AGREEMENT

(Subscription Proceeds)

This AMENDED AND RESTATED ESCROW AGREEMENT (“Agreement”) is dated as of August 6, 2018, by and between Cottonwood Communities, Inc., a Maryland corporation (“Issuer”), UMB BANK, N.A. as escrow agent (“Escrow Agent”) and Orchard Securities, LLC, a Utah limited liability company (the “Dealer Manager”).

R E C I T A L S:

A.            The Issuer, the Escrow Agent and the Dealer Manager previously entered an Escrow Agreement dated as of July 3, 2018 and desire to amend and restate the agreement to provide for additional terms requested by FINRA and to add an minimum offering amount for residents of Ohio.

B.            The Issuer intends to offer and sell (“Offering”) up to $750,000,000 of shares of the Issuer’s common stock, par value $0.01 per share (“Shares”) on a best efforts basis. The minimum offering amount in the Offering is $2,000,000 in subscription proceeds from the sale of Shares, excluding proceeds from Kansas Subscribers, New York Subscribers, Ohio Subscribers, Pennsylvania Subscribers and Washington Subscribers (each as defined below) (the “Minimum Offering Amount”). Until the Minimum Offering Amount has been accepted by the Issuer, subscribers to the Offering shall make checks payable to the order of “UMB Bank, N.A., as Escrow Agent for Cottonwood Communities, Inc.,” and deposit the funds for their respective subscriptions in the Subscription Proceeds Escrow (as defined below).

C.            The terms of the Offering are set forth in that certain Registration Statement on Form S-11 (File No. 333-215272), as amended from time to time (the “Offering Document”).

D.            The Shares will be sold pursuant to the Subscription Agreement (the “Subscription Agreement”), the form of which is included in the Offering Document, which will be (i) executed by investors and, (ii) if deemed appropriate by the Issuer’s management or the Transfer Agent (as defined below), accepted by the Issuer, along with the full amount of an investor’s subscription payable by check or wire transfer in immediately available funds in U.S. dollars.

E.            The Issuer and the Dealer Manager desire to establish a deposit account (the “Escrow Account”) as further described herein in which funds received from investors will be deposited and the Issuer and the Dealer Manager desire that UMB Bank, N.A. act as escrow agent to the Escrow Account and Escrow Agent is willing to act in such capacity. In accordance with and subject to the terms and conditions of this Agreement, the Escrow Agent has agreed to accept and hold all subscription proceeds received directly or indirectly from investors pursuant to all Subscription Agreements that are received by the Issuer or the Transfer Agent from time to time during the Escrow Period. Except as otherwise set forth herein for Kansas Subscribers, New York Subscribers, Ohio Subscribers, and Washington Subscribers, the “Escrow Period” shall commence upon the effectiveness of this Agreement and shall continue until the earlier of: (a) the date upon which the Escrow Agent receives confirmation from the Issuer and the Dealer Manager that the Issuer has raised the Minimum Offering Amount; (b) the one year anniversary from the date the Offering Document becomes effective with the Securities and Exchange Commission (the “Closing Date”); or (c) the termination of the Offering by the Issuer prior to the receipt of the Minimum Offering Amount, confirmed in writing by the Issuer to the Escrow Agent.

F.            The Issuer has directed the Escrow Agent to engage DST Systems, Inc. (the “Transfer Agent”) to examine for “good order” subscriptions and to act as record keeper, maintaining on behalf of the Escrow Agent the ownership records for the Escrow Account, In so acting the Transfer Agent shall be acting solely in the capacity of agent for the Escrow Agent and not in any capacity on behalf of the Issuer or the Dealer Manager, nor shall they have any interest other than that provided in this Agreement in assets in Transfer Agent’s possession as the agent of the Escrow Agent.

NOW, THEREFORE, the parties hereto agree as follows:

1.            Appointment of Escrow Agent. The Issuer hereby appoints Escrow Agent, and Escrow Agent accepts such appointment, to act as Escrow Agent in accordance with this Agreement. All monies deposited in the Escrow Account are hereinafter referred to as the (“Escrowed Funds”). Upon the effectiveness of this agreement, the duties and obligations of each of the parties to this Agreement will commence.

2.            Subscription Proceeds to be Placed in Escrow.

               (a)             There is hereby created and ordered to be established in the custody of the Escrow Agent a special subscription proceeds escrow (“Subscription Proceeds Escrow”). The Subscription Proceeds Escrow account will be a segregated account and will be held in trust for each investor’s benefit pending (i) release to the Issuer for investment in accordance with the requirements of Section 4 or (ii) return to the investor in accordance with the terms hereof. The funds contributed by Kansas Subscribers, New York Subscribers, Ohio Subscribers, and Washington Subscribers will be identified in writing as such to the Escrow Agent and will be maintained in the Subscription Proceeds Escrow in a manner in which they may be separately accounted for.

               (b)             During the Escrow Period investors subscribing to purchase Shares will be instructed to make their checks payable to “UMB Bank, N.A., as escrow agent for Cottonwood Communities, Inc.” Checks from Kansas Subscribers, New York Subscribers, Ohio Subscribers and Washington Subscribers must be made payable to “UMB Bank, N.A., as escrow agent for Cottonwood Communities, Inc.” until the Kansas Minimum Offering Amount, the New York Minimum Offering Amount, the Ohio Minimum Offering Amount and the Washington Minimum Offering Amount, respectively, have been accepted by the Issuer.

               (c)             Completed subscription agreements and funds for the purchase price for the Shares shall be remitted by the participating soliciting-dealers in the Offering on behalf of persons subscribing to purchase Shares directly to the Escrow Agent by the end of the next business day following receipt of any such funds or, if final internal supervisory review is conducted at a different location, by the end of the next business day following receipt of any such funds by the office conducting final internal supervisory review. All subscription proceeds received by the Escrow Agent shall be deposited into the Subscription Proceeds Escrow.

               (d)             The subscription proceeds held in the Subscription Proceeds Escrow shall remain un-invested and shall be maintained in a non-interest bearing account.

               (e)             The Escrowed Funds shall be held by the Escrow Agent in the Subscription Proceeds Escrow until distributed as provided in this Agreement.

               (f)             Based solely upon the information set forth in the Subscription Agreements, the Transfer Agent shall keep and maintain a record of the subscription proceeds deposited by or on behalf of each investor into the Subscription Proceeds Escrow from time to time until the distributions under Section 4 below are made, which record shall indicate whether each investor is a Kansas Subscriber, a New York Subscriber, an Ohio Subscriber, or a Washington Subscriber if applicable. The registration books maintained by the Transfer Agent shall be the official record of the total amounts of subscription proceeds held in the Subscription Proceeds Escrow and each investor’s share of such amounts.

3.            Ownership of Proceeds. During the Escrow Period, all subscription proceeds shall be and remain the property of the respective investors and shall not be subject to any liens or charges by the Issuer or against the Issuer, or to judgments or creditors’ claims against the Issuer.

4.            Disbursements from the Subscription Proceeds Escrow. Escrowed Funds in the Subscription Proceeds Escrow will be held and disbursed in accordance with the following:

               (a)             The Issuer will accept or reject subscriptions within thirty (30) days after the Issuer receives them. If an investor’s Subscription Agreement is rejected, the Issuer will notify the Escrow Agent in writing and such investor’s funds will be returned within ten business days after the receipt by the Escrow Agent of the written notice of such rejection. Funds from residents of the State of Pennsylvania (“Pennsylvania Subscribers”) will not be accepted into the Subscription Proceeds Escrow, and the Issuer will reject such funds until gross offering proceeds of $33,750,000 from the sale of Shares have been accepted by the Issuer. The Escrow Agent shall not be obligated to return any investor’s funds under this Agreement until the Escrow Agent has received an executed and valid IRS Form W-9 or a substitute thereto executed by the investor, if applicable.

               (b)             If an investor’s subscription is accepted, the Issuer will notify the Escrow Agent in writing and except as otherwise set forth herein for Kansas Subscribers, New York Subscribers, Ohio Subscribers and Washington Subscribers, the amount delivered with such subscription will be held in the Subscription Proceeds Escrow until the earlier to occur of the following: (i) the Issuer notifies the Escrow Agent in writing that it has received and accepted subscriptions for the Minimum Offering Amount and (ii) the Closing Date.

               (c)             If subscriptions for the Minimum Offering Amount have not been accepted by the Issuer on or before the Closing Date, the Escrowed Funds in the Subscription Proceeds Escrow will be returned to each respective subscriber within ten days after the Closing

Date and no further deposits to the Subscription Proceeds Escrow will be accepted after the Closing Date.

               (d)             If subscriptions for the Minimum Offering Amount have been accepted by the Issuer on or before the Closing Date, Issuer shall notify the Escrow Agent of such fact in writing on the form set forth on Exhibit C hereto and the Escrowed Funds (other than any funds received from New York Subscribers, Kansas Subscribers, Washington Subscribers and Ohio Subscribers which cannot be released until the conditions of Sections 4(e), 4(f), 4(g) and 4(h), respectively, have been met) will be disbursed to the Issuer within one business day of the Escrow Agent’s receipt of such notification.

               (e)             Notwithstanding anything to the contrary herein, disbursement of funds contributed by residents of the State of New York (“New York Subscribers”) may only be distributed in compliance with the provisions of this Section 4(e). Notwithstanding the disbursement of funds from the Subscription Proceeds Escrow pursuant to Section 4(d) hereof, the Escrow Agent will continue to place deposits from New York Subscribers into the Subscription Proceeds Escrow, until such time as the Issuer notifies the Escrow Agent in writing on the form set forth on Exhibit D hereto that gross offering proceeds (including amounts in the Subscription Proceeds Escrow previously disbursed as directed by the Issuer and the amounts then held in the Subscription Proceeds Escrow for New York Subscribers) equal or exceed $2,500,000 (the “New York Minimum Offering Amount”) whereupon the Escrow Agent shall disburse the Escrowed Funds from New York Subscribers to the Issuer within one business day of the Escrow Agent’s receipt of such notification.

               (f)             Notwithstanding anything to the contrary herein, disbursement of funds contributed by residents of the State of Kansas (“Kansas Subscribers”) may only be distributed in compliance with the provisions of this Section 4(f). Notwithstanding the disbursement of funds from the Subscription Proceeds Escrow pursuant to Sections 4(d) and 4(e) hereof, the Escrow Agent will continue to place deposits from Kansas Subscribers into the Subscription Proceeds Escrow, until such time as the Issuer notifies the Escrow Agent in writing on the form set forth on Exhibit E hereto that gross offering proceeds (including amounts in the Subscription Proceeds Escrow previously disbursed as directed by the Issuer and the amounts then held in the Subscription Proceeds Escrow for Kansas Subscribers) equal or exceed $10,000,000 (the “Kansas Minimum Offering Amount”) whereupon the Escrow Agent shall disburse such Escrowed Funds to the Issuer within one business day of the Escrow Agent’s receipt of such notification.

               (g)             Notwithstanding anything to the contrary herein, disbursement of funds contributed by residents of the State of Washington (“Washington Subscribers”) may only be distributed in compliance with the provisions of this Section 4(g). Notwithstanding the disbursement of funds from the Subscription Proceeds Escrow pursuant to Sections 4(d), 4(e) and 4(f) hereof, the Escrow Agent will continue to place deposits from Washington Subscribers into the Subscription Proceeds Escrow, until such time as the Issuer notifies the Escrow Agent in writing on the form set forth on Exhibit F hereto that gross offering proceeds (including amounts in the Subscription Proceeds Escrow previously disbursed as directed by the Issuer and the amounts then held in the Subscription Proceeds Escrow for Washington Subscribers) equal or exceed $20,000,000 (the “Washington Minimum Offering Amount”) whereupon the Escrow

Agent shall disburse such Escrowed Funds to the Issuer within one business day of the Escrow Agent’s receipt of such notification.

               (h)             Notwithstanding anything to the contrary herein, disbursement of funds contributed by residents of the State of Ohio (“Ohio Subscribers”) may only be distributed in compliance with the provisions of this Section 4(h). Notwithstanding the disbursement of funds from the Subscription Proceeds Escrow pursuant to Sections 4(d), 4(e), 4(f) and 4(g) hereof, the Escrow Agent will continue to place deposits from Ohio Subscribers into the Subscription Proceeds Escrow, until such time as the Issuer notifies the Escrow Agent in writing on the form set forth on Exhibit G hereto that gross offering proceeds (including amounts in the Subscription Proceeds Escrow previously disbursed as directed by the Issuer and the amounts then held in the Subscription Proceeds Escrow for Ohio Subscribers) equal or exceed $33,750,000 (the “Ohio Minimum Offering Amount”) whereupon the Escrow Agent shall disburse such Escrowed Funds to the Issuer within one business day of the Escrow Agent’s receipt of such notification.

               (i)             If subscriptions for the Kansas Minimum Offering Amount, the New York Minimum Offering Amount, the Ohio Minimum Offering Amount, and/or the Washington Minimum Offering Amount have not been accepted by the Issuer on or before the termination of the Offering, the Escrowed Funds in the Subscription Proceeds Escrow contributed by Kansas Subscribers, New York Subscribers, Ohio Subscribers and/or Washington Subscribers will be returned to each respective subscriber within ten days after the termination of the Offering.

5.            Term. This Agreement shall terminate upon the disbursement of all of the subscription proceeds and the final performance of all of the Escrow Agent’s other duties hereunder.

6.            Duties and Responsibilities of Escrow Agent.

               (a)             Escrow Agent, by signing this Agreement, agrees to accept, hold and dispose of the subscription proceeds in accordance with the terms hereof. The duties and responsibilities of Escrow Agent shall be limited to those expressly set forth in this Agreement, and no implied covenants or duties shall be read into this Agreement against the Escrow Agent, and the Escrow Agent shall not be subject to, nor obligated to comply with or to recognize, any other agreement between, or any direction or instruction of, any or all of the other parties thereto even though reference thereto may be made herein; provided, however, with the written consent of Escrow Agent, this Agreement may be amended at any time or times by an instrument in writing signed by the Issuer, the Dealer Manager and the Escrow Agent.

               (b)             Escrow Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any person, firm or corporation, except such notices and instructions as are herein specifically provided for and orders or process of any court duly entered. If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, writ, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any of such events, Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it; and if Escrow Agent complies in good faith with any such order, writ, judgment or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated. Escrow Agent shall notify Issuer and Dealer Manager in the event Escrow Agent takes any action pursuant to this Section 6(b).

               (c)             Escrow Agent shall not be liable for any act taken or omitted hereunder if taken or omitted by Escrow Agent in good faith and in the exercise of its own reasonable judgment, and Escrow Agent shall not be liable under this Agreement except for its gross negligence or willful misconduct. Escrow Agent also shall be fully protected in relying upon any written notice (including specifically those provided for in Section 4 hereof, demand, certificate, waiver, opinion of counsel or other document which it in good faith reasonably believes to be genuine or what it purports to be.

               (d)             Escrow Agent acts hereunder as a depository only and shall not be responsible for the sufficiency or accuracy or the form, execution, validity or genuineness of this Agreement (except as to its own execution hereof and obligations hereunder, if this Agreement is otherwise valid) or of documents or securities now or hereafter deposited hereunder or of any endorsement thereon, or for lack of endorsement thereon, or for any description therein, or for the adequacy of the subscription proceeds for their intended purposes, nor shall it be responsible or liable in any respect on the account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement under this Agreement.

               (e)             Escrow Agent may consult with legal counsel (which may be counsel to the Issuer) in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and, to the extent it acts in good faith without gross negligence or willful misconduct it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

               (f)             The Issuer agrees to indemnify and save Escrow Agent harmless from all losses, costs, liabilities, actual damages (which shall not include consequential, special or punitive damages), fees and expenses (including, but not limited to, reasonable attorney’s fees and expenses) suffered or incurred by Escrow Agent arising from the performance of its obligations under this Agreement (“Acts”), except such Acts as arise from or attributable to the grossly negligent, willful misconduct or fraudulent acts or omissions of Escrow Agent. Notwithstanding the above, the Escrow Agent will have no right to withhold subscriber’s funds deposited in the Subscription Escrow Account to pay Issuer obligations under this Section 6(f).

               (g)             In the event of any disagreement between the parties hereto (or any other persons) resulting in adverse claims and demands being made in connection with or for any portion of the subscription proceeds, Escrow Agent shall be entitled to refuse to comply with any demand or claim, as long as such disagreement shall continue, and in so refusing to make any delivery or other disposition of any portion of the subscription proceeds, Escrow Agent shall not be or become liable to any party hereto or to any other person for its refusal to comply with such conflicting or adverse demands, and Escrow Agent shall be entitled to refuse and refrain to act until:

                          (i)            The rights of the adverse claimants shall have been fully and finally adjudicated in a court assuming and having jurisdiction in respect of the portion of the persons and the portion of the subscription proceeds involved; or

                          (ii)            All differences shall have been resolved by agreement and Escrow Agent shall have been notified of such agreement in a writing signed by all the interested parties.

7.            Miscellaneous.

               (a)             Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. No amendments or modifications to this Agreement shall be binding unless made in writing and signed by the Issuer, the Dealer Manager and the Escrow Agent.

               (b)             Notices. Any notices to be given hereunder by any party to any other party shall be in writing and shall be made either by personal delivery, certified, or registered mail (postage prepaid and return receipt requested) or private overnight courier service. Each notice shall be effective only upon receipt, and shall be addressed as follows:

               To the Issuer:

               Cottonwood Communities, Inc.

               6340 South 3000 East, Suite 500

               Salt Lake City, Utah 84121

               To Escrow Agent:

               UMB Bank, N.A.

               Attention: Lara L. Stevens

               Corporate Trust & Escrow Services Department

               1010 Grand Boulevard, 4th Floor

               Kansas City, Missouri 64106

               To the Dealer Manager:

               Orchard Securities, LLC

               401 South 850 East, Suite C1

               Lehi, Utah 84043

Any party may change its address for notice by giving notice in accordance with the terms of this Section 7.

               (c)             Fees. Escrow Agent shall be entitled to fees and expenses for its regular services as Escrow Agent as set forth in Exhibit A. In addition, if (a) the conditions for the disbursement of funds under this Agreement are not fulfilled, (b) the Escrow Agent renders any material service at the Issuer’s request that is not contemplated in this Agreement, (c) there is any assignment of this Agreement by the Issuer, (d) the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter hereof (other than any litigation between the Issuer, on the one hand, and the Escrow Agent, on the other hand), (e) the Escrow Agent performs services in connection with litigation involving the Issuer in which the Issuer, on the one hand, and the Escrow Agent, on the other hand, are not adversary parties, or (f) the Escrow Agent performs services in connection with any investigation or proceeding brought by a governmental authority in relation to the Issuer’s activities, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Issuer.

               (d)             Waiver. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of (a) a subsequent breach of the same provision by any party or (b) the breach of any other term or provision of this Agreement.

               (e)             Binding Effect. This Agreement shall extend to and be binding upon and inure to the benefit of the parties hereto, their respective heirs, representatives, successors and assigns. This Agreement may not be assigned.

               (f)             No Third Party Beneficiaries. Except for the investors, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

               (g)             Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added as a part of this Agreement a legal, valid, and enforceable provision, such as is approved by Issuer and Escrow Agent, as similar in terms to such illegal, invalid or unenforceable provision.

               (h)             Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in construction or interpretation of this Agreement.

               (i)             Counterparts: Governing Law. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without regard to its rules of conflicts of laws.

               (j)             Cooperation. No party shall unreasonably withhold or delay its consent, approval or signature when required to fulfill the purposes of this Agreement.

               (k)     Regulatory Compliance.    The Issuer and Dealer Manager shall provide completed Forms W-9 or a substitute thereto (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request to Escrow Agent upon the execution of this Agreement to comply with the USA Patriot Act of 2001, and Bank Secrecy Act, as each are amended from time to time.

8.            Resignation of Escrow Agent. Escrow Agent may resign or be removed, at any time, for any reason, by written notice of its resignation or removal to the proper parties at their respective addresses as set forth herein, at least 60 days before the date specified for such resignation or removal to take effect. Upon the effective date of such resignation or removal:

               (a) all cash and other payments and all other property then held by the Escrow Agent hereunder shall be delivered by it to such successor escrow agent as may be designated in writing by the Issuer, whereupon the Escrow Agent’s obligations hereunder shall cease and terminate; and

               (b) if no such successor escrow agent has been designated by such date, (i) all obligations of the Escrow Agent hereunder shall, nevertheless, cease and terminate, and the Escrow Agent’s sole responsibility thereafter shall be to keep all property then held by it and to deliver the same to a person designated in writing by the Issuer or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, (ii) the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor agent, and (iii) the Escrow Agent may pay into court all monies and property deposited with Escrow Agent under this Agreement.

9.            Multiple Counterparts; Electronic Transaction. This Agreement may be executed in multiple counterparts, each of which shall be regarded for all purposes as an original, and such counterparts shall constitute but one and the same instrument. In addition, the transaction described herein may be conducted and related documents may be stored by electronic means. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ISSUER:

Cottonwood Communities, Inc., a Maryland corporation

By:	/s/ Gregg Christensen

Name:	Gregg T. Christensen

Title:	Executive Vice President

DEALER MANAGER:

Orchard Securities, LLC, a Utah limited liability company

By:	/s/ Kevin Bradburn
Name:	Kevin Bradburn
Title:	President

ESCROW AGENT:

UMB BANK, N.A., solely as Escrow Agent

By:	/s/ Lara L. Stevens
Name:	Lara L. Stevens
Title:	Vice President

EXHIBIT A

Escrow Agent’s Fee Schedule

Acceptance Fee
Review escrow agreement, establish account	$2,500
DST Agency Engagement	$250

Annual Fees
Annual Escrow Agent	$3,000

Transactional Fees
Outgoing Wire Transfer	$15 each
Outgoing Checks	$35 each
Subscription Processing	$25 each
Daily Recon File to Transfer Agent	$3.75 per Bus Day
Wire Ripping to Transfer Agent	$10 per Bus Day
UMB Direct Online Access	$50 per month
Overnight Delivery/Mailings	$16.50 each
IRS Tax Reporting	$10 per 1099

Acceptance fee and first year Annual Fees will be payable at the initiation of the escrow. Thereafter, the Annual Fees will be billed annually in advance and Transactional Fees will be billed quarterly in arrears. Other fees and expenses will be billed as incurred.

Fees specified are for the regular, routine services contemplated by the Escrow Agreement, and any additional or extraordinary services, including, but not limited to disbursements involving a dispute or arbitration, or administration while a dispute, controversy or adverse claim is in existence, will be charged based upon time required at the then standard hourly rate.

All expenses related to the administration of the Escrow Agreement such as, but not limited to, travel, postage, shipping, courier, telephone, facsimile, supplies, legal fees, accounting fees, etc., will be reimbursable.

Exhibit B

Escrow Account Signing Authority

Authorized Representatives of the Issuer

The undersigned certifies that he/she is an authorized representative of the Issuer with respect to any instruction or other action to be taken in connection with the Escrow Agreement and UMB Bank, N.A. shall be entitled to rely on such list until a new list is furnished to UMB Bank, N.A.

Signature: _________________________

Print:

Title:

Phone:

Fax:

Email:

Signature: _________________________

Print:

Title:

Phone:

Fax:

Email:

The undersigned further certifies that he or she is duly authorized to sign this Escrow Account Signing Authority.

Signature: _________________________**

Name:

Its:

Date:

**To be signed by corporate secretary/assistant secretary. When the secretary is among those authorized above, the president must sign in the additional signature space provided below. For entities other than corporations, an authorized signatory not signing above should sign this Escrow Account Signing Authority.

(Additional signature, if required)

Signature: _________________________

Name:

Its:

Date:

Exhibit B-1

Escrow Account Signing Authority

Authorized Representatives of the Dealer Manager

The undersigned certifies that he/she is an authorized representative of the Dealer Manager with respect to any instruction or other action to be taken in connection with the Escrow Agreement and UMB Bank, N.A. shall be entitled to rely on such list until a new list is furnished to UMB Bank, N.A.

Signature: _________________________

Print:

Title:

Phone:

Fax:

Email:

Signature: _________________________

Print:

Title:

Phone:

Fax:

Email:

The undersigned further certifies that he or she is duly authorized to sign this Escrow Account Signing Authority.

Signature: _________________________**

Name:

Its:

Date:

**To be signed by corporate secretary/assistant secretary. When the secretary is among those authorized above, the president must sign in the additional signature space provided below. For entities other than corporations, an authorized signatory not signing above should sign this Escrow Account Signing Authority.

(Additional signature, if required)

Signature: _________________________

Name:

Its:

Date:

Exhibit C

[_____________ __, 20__]

UMB Bank, N.A.

1010 Grand Blvd., 4th Floor

Attention: Lara Stevens

Corporate Trust & Escrow Services

Mail Stop: 1020409

Kansas City, Missouri 64106

Facsimile: (816) 860-3029

DISBURSEMENT LETTER

Ladies and Gentlemen:

We refer you to that certain agreement dated as of August __, 2018, among Cottonwood Communities, Inc., a Maryland corporation (“Issuer”), Orchard Securities, LLC, a Utah limited liability company (“Orchard”) and UMB Bank, National Association (“UMB”) (the “Agreement”), a photocopy of which is attached hereto. Capitalized terms used but not defined in this letter shall have the meanings given them in the Agreement.

We hereby notify you, in accordance with the terms and provisions of Section 4(d) of the Agreement that the Minimum Offering Amount has been raised and the Escrowed Funds (with the exception of funds contributed by Kansas Subscribers, New York Subscribers, Ohio Subscribers and Washington Subscribers) should be released to the Issuer.

Very truly yours,

ISSUER:

Cottonwood Communities, Inc., a Maryland corporation

By:

Name:

Title:

Acknowledged and agreed by, Orchard Securities, LLC, a Utah limited liability company

By:

Name:

Title:

Exhibit D

[_____________ __, 20__]

UMB Bank, N.A.

1010 Grand Blvd., 4th Floor

Attention: Lara Stevens

Corporate Trust & Escrow Services

Mail Stop: 1020409

Kansas City, Missouri 64106

Facsimile: (816) 860-3029

DISBURSEMENT LETTER

Ladies and Gentlemen:

We refer you to that certain agreement dated as of August __, 2018, among Cottonwood Communities, Inc., a Maryland corporation (“Issuer”), Orchard Securities, LLC, a Utah limited liability company (“Orchard”) and UMB Bank, National Association (“UMB”) (the “Agreement”), a photocopy of which is attached hereto. Capitalized terms used but not defined in this letter shall have the meanings given them in the Agreement.

We hereby notify you, in accordance with the terms and provisions of Section 4(e) of the Agreement that gross offering proceeds (including amounts in the Subscription Proceeds Escrow previously disbursed as directed by the Issuer and the amounts then held in the Subscription Proceeds Escrow for New York Subscribers) equal or exceed $2,500,000 and the Escrowed Funds (with the exception of funds contributed by Kansas Subscribers, Ohio Subscribers and Washington Subscribers) should be released to the Issuer.

Very truly yours,

ISSUER:

Cottonwood Communities, Inc., a Maryland corporation

By:

Name:

Title:

Acknowledged and agreed by, Orchard Securities, LLC, a Utah limited liability company

By:

Name:

Title:

Exhibit E

[_____________ __, 20__]

UMB Bank, N.A.

1010 Grand Blvd., 4th Floor

Attention: Lara Stevens

Corporate Trust & Escrow Services

Mail Stop: 1020409

Kansas City, Missouri 64106

Facsimile: (816) 860-3029

DISBURSEMENT LETTER

Ladies and Gentlemen:

We refer you to that certain agreement dated as of August __, 2018, among Cottonwood Communities, Inc., a Maryland corporation (“Issuer”), Orchard Securities, LLC, a Utah limited liability company (“Orchard”) and UMB Bank, National Association (“UMB”) (the “Agreement”), a photocopy of which is attached hereto. Capitalized terms used but not defined in this letter shall have the meanings given them in the Agreement.

We hereby notify you, in accordance with the terms and provisions of Section 4(f) of the Agreement that gross offering proceeds (including amounts in the Subscription Proceeds Escrow previously disbursed as directed by the Issuer and the amounts then held in the Subscription Proceeds Escrow for Kansas Subscribers) equal or exceed $10,000,000 and the Escrowed Funds (with the exception of funds contributed by Washington Subscribers and Ohio Subscribers) should be released to the Issuer.

Very truly yours,

ISSUER:

Cottonwood Communities, Inc., a Maryland corporation

By:

Name:

Title:

Acknowledged and agreed by, Orchard Securities, LLC, a Utah limited liability company

By:

Name:

Title:

Exhibit F

[_____________ __, 20__]

UMB Bank, N.A.

1010 Grand Blvd., 4th Floor

Attention: Lara Stevens

Corporate Trust & Escrow Services

Mail Stop: 1020409

Kansas City, Missouri 64106

Facsimile: (816) 860-3029

DISBURSEMENT LETTER

Ladies and Gentlemen:

We refer you to that certain agreement dated as of August __, 2018, among Cottonwood Communities, Inc., a Maryland corporation (“Issuer”), Orchard Securities, LLC, a Utah limited liability company (“Orchard”) and UMB Bank, National Association (“UMB”) (the “Agreement”), a photocopy of which is attached hereto. Capitalized terms used but not defined in this letter shall have the meanings given them in the Agreement.

We hereby notify you, in accordance with the terms and provisions of Section 4(g) of the Agreement that gross offering proceeds (including amounts in the Subscription Proceeds Escrow previously disbursed as directed by the Issuer and the amounts then held in the Subscription Proceeds Escrow for Washington Subscribers) equal or exceed $20,000,000 and the Escrowed Funds (with the exception of funds contributed by Ohio Subscribers) should be released to the Issuer.

Very truly yours,

ISSUER:

Cottonwood Communities, Inc., a Maryland corporation

By:

Name:

Title:

Acknowledged and agreed by, Orchard Securities, LLC, a Utah limited liability company

By:

Name:

Title:

Exhibit G

[_____________ __, 20__]

UMB Bank, N.A.

1010 Grand Blvd., 4th Floor

Attention: Lara Stevens

Corporate Trust & Escrow Services

Mail Stop: 1020409

Kansas City, Missouri 64106

Facsimile: (816) 860-3029

DISBURSEMENT LETTER

Ladies and Gentlemen:

We refer you to that certain agreement dated as of August __, 2018, among Cottonwood Communities, Inc., a Maryland corporation (“Issuer”), Orchard Securities, LLC, a Utah limited liability company (“Orchard”) and UMB Bank, National Association (“UMB”) (the “Agreement”), a photocopy of which is attached hereto. Capitalized terms used but not defined in this letter shall have the meanings given them in the Agreement.

We hereby notify you, in accordance with the terms and provisions of Section 4(h) of the Agreement that gross offering proceeds (including amounts in the Subscription Proceeds Escrow previously disbursed as directed by the Issuer and the amounts then held in the Subscription Proceeds Escrow for Ohio Subscribers) equal or exceed $33,750,000 and the Escrowed Funds should be released to the Issuer.

Very truly yours,

ISSUER:

Cottonwood Communities, Inc., a Maryland corporation

By:

Name:

Title:

Acknowledged and agreed by, Orchard Securities, LLC, a Utah limited liability company

By:

Name:

Title: